Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N‐1A of BondBloxx IR+M Tax‐Aware ETF for California Residents, BondBloxx IR+M Tax‐Aware ETF for Massachusetts Residents, and BondBloxx IR+M Tax‐Aware ETF for New York Residents, each a series of BondBloxx ETF Trust, under the headings “Financial Statements” and “Miscellaneous Information” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

June 14, 2024